Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of Tiger Media and TBO after giving effect to the proposed Merger of the companies, and the assumptions, reclassifications and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 gives effect to the Merger of Tiger Media and TBO as if the Merger had occurred on that date. The unaudited Pro Forma Condensed Consolidated Statements of Operates for the nine months ended September 30, 2014 and for the year ended December 31, 2013 give effect to the Merger of Tiger Media and TBO as if the Merger had occurred on January 1, 2013. On October 2, 2014, TBO acquired 100% of the membership interests of Interactive Data, substantially in cash. On December 14, 2014, Tiger Media and TBO entered into Merger Agreement. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with (i) Tiger Media’s historical consolidated financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and the accompanying notes thereto; (ii) Interactive Data’s historical financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and the accompanying notes thereto; (iii) TBO’s historical financial statements for the period from September 22, 2014 (inception) through September 30, 2014 and the accompanying notes thereto; and (iv) the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Tiger Media will account for the Merger as a purchase of TBO, using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States, or GAAP. Upon completion of the Merger, TBO stockholders will be entitled to receive 86,253,870 shares of Tiger Media (including 13,501,624 shares assuming all Earn-Out Shares are earned, and all shares underlying restricted stock units and warrants are issued, all prior to the TBO reverse stock split) representing in aggregate approximately 68.4% of the outstanding capital shares of the combined company following the Merger on a fully diluted basis. Frost Gamma Investment Trust, which currently owns approximately 29.3% of Tiger Media, will receive 17,802,085 shares to be issued to TBO stockholders, or 20.6% of such shares on a fully diluted basis. As a result, current Tiger Media shareholders will own approximately 45.8% of the combined company on a fully diluted basis (assuming all the Earn-Out Shares are earned), and 50.3% of the combined company on a non-diluted basis. For the purposes of determining the acquirer for accounting purposes, Tiger Media considered the following factors: (i) the relative voting rights of the parties - immediately following the Merger, TBO shareholders will receive 32,985,768 common shares with voting rights, which is fewer than the number of outstanding voting shares held by Tiger Media shareholders prior to the Merger; (ii) the composition of the board of directors of the combined entity - the number of directors constituting the board of directors of the combined company will be increased to seven directors and the current five members, including the Chairman of the Board, will remain the same; and (iii) the composition of senior management of the combined entity after the Merger - except for the addition of a Co-Chief Executive Officer from TBO, the senior management of Tiger Media will remain the same. Based on the weighting of these factors, Tiger Media has concluded that it is the accounting acquirer.

Under the acquisition method of accounting, as of the Effective Time, the assets acquired, including the identifiable intangible assets, and liabilities assumed from TBO will be recorded at their respective fair values and added to those of Tiger Media. Any excess of the purchase price for the Merger over the net fair value of TBO’s identified assets acquired and liabilities assumed will be recorded as goodwill and any transaction costs and restructuring expenses associated with the Merger will be expensed as incurred. The results of operations of TBO will be combined with the results of operations of Tiger Media beginning at the Effective Time. The consolidated financial statements of Tiger Media will not be restated retroactively to reflect the historical financial position or results of operations of TBO. Following the Merger, and subject to the finalization of the purchase price allocation, the earnings of Tiger Media will reflect the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The unaudited pro forma financial data included in this proxy statement are based on the historical financial statements of Tiger Media, TBO and Interactive Data, and on publicly available information and certain assumptions that Tiger Media believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements included in this proxy statement. Tiger Media has not performed a detailed valuation analysis necessary to determine the fair market values of TBO and Interactive Data’s assets to be acquired and liabilities to be assumed. For the purpose of the Unaudited Pro Forma Condensed Consolidated Financial Statements, preliminary allocations of estimated acquisition consideration have been based on the issuance of 71,313,870 shares of Tiger Media’s common stock (on as-converted basis and assuming all the Earn-Out Shares will be earned, prior to the TBO reverse stock split) for 100% of the aggregate shares of TBO. The preliminary acquisition consideration has been allocated to certain assets and liabilities using management assumptions as further described in the accompanying notes. After the closing of the Merger, Tiger Media will complete their valuations of the fair value of the assets acquired and the liabilities assumed and determine the useful lives of the assets acquired.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purpose. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the Merger been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Merger. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or results of operations of the merged companies. Reclassifications and adjustments may be required if changes to Tiger Media’s financial presentation are needed to conform Tiger Media’s and TBO’s accounting policies.

These Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include an estimate for transaction costs, of approximately $0.8 million.

Tiger Media, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

As of September 30, 2014

(unaudited)

(in thousands, except share and per share data) 4(a)

	Tiger Media, Inc. As reported	The Best One, Inc. As reported	Interactive Data, LLC As reported	Pro Forma Adjustments			Pro Forma Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,548	$2,238	$641	$—			$7,427
Accounts receivable, net	1,147	—	455	—			1,602
Prepaid expenses and other current assets	513	—	89	—			602
Deferred tax assets, current	185	16	—	—			201

Total current assets	6,393	2,254	1,185	—			9,832
NON-CURRENT ASSETS
Property and equipment, net	1,478	—	158	—			1,636
Long-term deferred expenses	697	—	—	—			697
Intangible assets, net	1,726	—	26	—			1,752
Goodwill	—	—	—	35,111	4	(d)	35,111
Deferred tax assets	—	—	205	—			205

Total non-current assets	3,901	—	389	35,111			39,401

Total assets	10,294	2,254	1,574	35,111			49,233

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,262	48	106	—			1,416
Accrued expenses and other payables	220	—	31	—			251
Acquisition consideration payable	460	—	—	—			460
Amounts due to related parties	167	—	—	—			167
Deferred revenue	163	—	141	—			304
Other current liabilities	—	—	104	—			104

Total current liabilities	2,272	48	382	—			2,702

Total liabilities	2,272	48	382	—			2,702

SHAREHOLDERS’ EQUITY
Common Shares - $0.0005 par value 200,000,000 shares authorized	4	—	—	4	4	(b)	8
Preferred Shares - $0.0001 par value 10,000,000 shared authorized	—	—	—	1	4	(b)
Additional paid-in capital	146,071	2,238	801	(3,039)	4	(c)	184,575
				38,504	4	(b)
Accumulated other comprehensive loss	(4,384)	—	—	—			(4,384)
Accumulated earnings / (deficit)	(133,669)	(32)	391	(359)	4	(c)	(133,669)

Total shareholders’ equity	8,022	2,206	1,192	35,111			46,530

Total liabilities and shareholders’ equity	$10,294	$2,254	$1,574	$35,111			$49,232

Tiger Media, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2014

(unaudited)

(in thousands, except share and per share data) 4(a)

	Tiger Media, Inc. As reported	The Best One, Inc. As reported	Interactive Data, LLC As reported	Pro Forma Adjustments		Pro Forma Consolidated
Net revenues	$2,048	$—	$2,771	$—		$4,819
Cost of revenues	(2,430)	—	(1,042)	—		(3,472)

Gross profit / (loss)	(382)	—	1,729	—		1,347
Operating expenses
Sales and marketing expenses	(697)		(204)	—		(901)
General and administrative expenses	(1,911)	(16)	(1,099)	—		(3,026)

Profit / (loss) from operations	(2,990)	(16)	426	—		(2,580)
Other income / (expense)
Interest income	52	—	—	—		52
Other expense, net	(29)	(32)	—	—		(61)

Total other income / (expense)	23	(32)	—	—		(9)
Profit / (loss) before income taxes	(2,967)	(48)	426	—		(2,589)
Income taxes benefit / (provision)	153	16	(150)	—		19

Net profit / (loss)	$(2,814)	$(32)	$276	$0		$(2,570)

Loss per share, basic and diluted	$(0.08)					$(0.12)

Weighted average number of shares outstanding, basic and diluted	36,395,255			(14,853,430	)4(e)	21,544,825

Tiger Media, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2013

(unaudited)

(in thousands, except share and per share data) 4(a)

	Tiger Media, Inc. As reported	The Best One, Inc. As reported	Interactive Data, LLC As reported	Pro Forma Adjustments			Pro Forma Consolidated
Net revenues	$2,875	$—	$3,746	$			$6,621
Cost of revenues	(1,765)	—	(1,552)		—		(3,317)

Gross profit	1,110	—	2,194		—		3,304
Operating expenses
Sales and marketing expenses	(788)	—	(364)		—		(1,152)
General and administrative expenses	(4,397)	—	(1,095)		—		(5,492)
Gain from extinguishment of acquisition consideration payable	99	—	—		—		99

Profit / (loss) from operations	(3,976)	—	735		—		(3,241)
Other income / (expense)
Interest income	12	—	—		—		12
Other expense, net	(4)	—	—		—		(4)

Total other income	8	—	—		—		8
Profit / (loss) before income taxes	(3,968)	—	735		—		(3,233)
Income taxes benefit / (provision)	33	—	(260)		—		(227)

Net profit / (loss)	$(3,935)	$0	$475		$0		$(3,460)

Loss per share, basic and diluted	$(0.13)						$(0.17)

Weighted average number of shares outstanding, basic and diluted	31,362,848				(10,827,505	)4(e)	20,535,343

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The preceding Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by Tiger Media based on the historical financial statements of Tiger Media, TBO and Interactive Data to illustrate the effects of the proposed Merger. On October 2, 2014, TBO acquired 100% of the membership interests of Interactive Data. On December 14, 2014, Tiger Media and TBO entered into Merger Agreement. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with (i) Tiger Media’s historical consolidated financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and accompanying notes thereto; (ii) Interactive Data’s historical financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 and accompanying notes thereto; and (iii) TBO’s historical financial statements for the period from September 22, 2014 (inception) through September 30, 2014 and accompanying notes thereto. The effective date of the Merger between Tiger Media and TBO is assumed to be September 30, 2014 for purposes of preparing the Unaudited Pro Forma Condensed Consolidated Balance Sheet and January 1, 2013 for purposes of preparing the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. The unaudited pro forma financial data included in this proxy statement is based on the historical financial statements of Tiger Media, TBO and Interactive Data, and on publicly available information and certain assumptions that Tiger Media believes are reasonable, which are described the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements included in this Proxy Statement.

2.	Summary of Business Operations and Significant Accounting Policies

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in a manner consistent with the accounting policies adopted by Tiger Media. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Consolidated Financial Statements included in Tiger Media’s Annual Report on Form 20-F for the year ended December 31, 2013, as filed with the SEC on March 31, 2014. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not assume any differences in accounting policies among Tiger Media, TBO and Interactive Data. Upon consummation of the Merger, Tiger Media will review the accounting policies of TBO and Interactive Data to ensure conformity of such accounting policies to those of Tiger Media and, as a result of that review, Tiger Media may identify differences among the accounting policies of the three companies, that when conformed, could have a material impact on the combined financial statements. At this time, Tiger Media is not aware of any difference that would have a material impact on the Unaudited Pro Forma Condensed Consolidated Financial Statements.

3.	Preliminary Estimated Acquisition Consideration

On December 14, 2014, Tiger Media and TBO entered into a Merger Agreement and pursuant to which Tiger Media will acquire TBO and Interactive Data by issuance of capital shares. Tiger Media is identified as the acquiring company for US GAAP accounting purposes. If the Merger is completed, TBO stockholders will be entitled to receive an aggregate 71,313,870 capital shares (on an as-converted basis, assuming all Earn-Out Shares are earned, prior to the TBO Reverse Stock Split). In addition to these, there are approximately 14,940,000 restricted stock units or warrants to be issued to TBO’s employees or non-employees for their further services. The estimated shares to be issued, prior to the TBO Reverse Stock Split, would be as follows (in ‘000’s)

Shares estimated to be issued
Common stock	37,486
Non-voting preferred stock	33,828

71,314

Among these, there are estimated 4.5 million common stock and 9.0 million preferred shares, that constitute Earn-Out Shares. Based on management’s preliminary estimation, these Earn-Out Shares are assumed to be earned.

The preliminary estimated acquisition consideration, currently based on the closing price of Tiger Media’s common stock on September 30, 2014 of $0.54, may change significantly if the trading price of Tiger Media’s common stock fluctuates materially from the market value as of September 30, 2014. If the share price were to decrease by 10% or increase to $1.09 (the average stock close price during the most recent 30 trading days prior to February 12, 2015), the impact to total consideration and goodwill generated from the transaction would be as follows (in ‘000’s):

	10% decrease in the value of Tiger Media common stock	Based on $0.54 closing price of Tiger Media common stock at September 30, 2014	Based on $1.09 average closing price of Tiger Media common stock during most recent 30 days
Total consideration	$34,659	$38,509	$77,732
Goodwill – excess of purchase price over identifiable assets acquired and liabilities assumed	31,261	35,111	74,334

Tiger Media will record the Merger as a purchase of TBO, including its newly acquired subsidiary, Interactive Data, by Tiger Media, using the acquisition method of accounting in accordance with GAAP. Under the acquisition method of accounting, as of effective time of the merger, the assets acquired, including the identifiable intangible assets, and liabilities assumed from TBO will be recorded at their respective fair values. Any excess of the purchase price for the Merger over the net fair value of TBO identified assets and liabilities assumed will be recorded as goodwill. The preliminary estimated acquisition consideration would be allocated as indicated in the table below.

Tiger Media has not performed a detailed valuation analysis necessary to determine the fair market values of TBO and Interactive Data’s assets to be acquired and liabilities to be assumed. Accordingly, the pro forma financial statements include only a preliminary allocations of the purchase price for certain assets and liabilities based on assumptions and estimates. After the closing of the Merger, Tiger Media will complete its valuations of the fair value of the assets acquired and the liabilities assumed and determine the useful lives of the assets acquired. The adjustments to fair value and the other estimates, including amortization expense, reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements may be materially different from those reflected in Tiger Media’s consolidated financial statements subsequent to the merger.

4.	Preliminary Pro Forma and Acquisition Accounting Adjustments

(a)	As mentioned in note 1 - Basis of Presentation above, on October 2, 2014, prior to the merger agreement between Tiger Media and TBO, TBO acquired 100% of the membership interests of Interactive Data, we then present Tiger Media, TBO and Interactive Data together and prepare related preliminary pro forma adjustments, which are preliminary and subject to change.
(b)	Reflects the consideration paid at closing to TBO’s shareholders in Tiger Media’s common stock and preferred stock convertible into common stock.

(c)	Reflects the elimination of TBO and Interactive Data’s equity capital.

(d)	The following table reflects the initial purchase price allocation of TBO and Interactive Data, which is preliminary and subject to change:

Intangible assets	Purchase price allocation	Estimated useful life
Goodwill	$35,111	Indefinite

Total	$35,111

(e)	Reflects the conversion of shares in the Merger, the Parent Reverse Stock Split and the TBO Reverse Stock Split.